SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 17, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

Pacific Gas and Electric Company’s 2002 Attrition Revenue Adjustment

          On March 13, 2003, the California Public Utilities Commission (CPUC) denied Pacific Gas and Electric Company’s (Utility) request for a 2002 attrition revenue adjustment.  As previously disclosed, an administrative law judge of the CPUC had issued a draft decision on December 3, 2002 that proposed denying the Utility’s request.  The Utility had requested an annual increase of $76.7 million to its electric distribution revenue requirement and an annual increase of $19.5 million to its gas distribution revenue requirement to allow for recovery of its capital investments and escalating costs of providing electric and gas distribution services in 2002.  The attrition rate adjustment mechanism is designed to avoid a reduction in earnings in years between general rate cases to reflect increases in rate base and expenses.

          The CPUC stated that the Utility’s recorded umbers were out of date, the escalation rates were too uncertain to sustain a finding increasing rates and any increase in rates would require a general rate case.

          The Utility has thirty days to file an application for rehearing with the CPUC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: LINDA Y.H. CHENG

LINDA Y.H. CHENG Corporate Secretary

Dated:  March 17, 2003